UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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McMoRan Exploration Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TABLE OF CONTENTS

Information about Attending the Annual Meeting
Who Can Vote
Voting Rights
Quorum
How Your Proxy Will Be Voted
Proxy Solicitation
Stockholder Proposals
Corporate Governance
Director Compensation
Election of Directors
Information About Director Nominees
Stock Ownership of Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Stock Ownership of Certain Beneficial Owners
Executive Officer Compensation
Compensation Discussion and Analysis
Corporate Personnel Committee Report On Executive Compensation
Summary Compensation Table
Retirement Benefit Programs
Audit Committee Report
Independent Auditors
Selection and Ratification of the Independent Auditors
Certain Transactions
Proposal to Adopt the 2008 Stock Incentive Plan

Notice of Annual Meeting of Stockholders

June 5, 2008

April 28, 2008

Date:	June 5, 2008

Time:	11:30 a.m., Eastern Time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Purpose:	• To elect seven directors,

• To ratify the appointment of our independent auditors,

• To vote on a new stock incentive plan, and

• To transact such other business as may properly come before the meeting.

Record Date:	Close of business on April 15, 2008

Your vote is important. Whether or not you plan to attend the meeting, please promptly submit your vote online or complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

By Order of the Board of Directors.
Nancy D. Parmelee
Senior Vice President, Chief Financial
Officer & Secretary

Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:

1. Proper identification.

2. Acceptable Proof of Ownership if your shares are held in “Street Name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned McMoRan Exploration Co. stock on the record date or (b) an account statement showing that you owned McMoRan Exploration Co. stock on the record date.

Only stockholders of record on the record date may attend or vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2008.

This proxy statement and the 2007 annual report are available at
www.proxymaterial.com/mmr.

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112

The 2007 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about April 28, 2008.

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of McMoRan Exploration Co. for use at our Annual Meeting of Stockholders to be held on June 5, 2008, and at any adjournments (the meeting).

Who Can Vote

Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 55,561,715 shares of our common stock outstanding.

Voting Rights

The inspector of election will count votes cast at the meeting. In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the shares voted. In contested elections where the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of shares voted. All other matters require the affirmative vote of the holders of a majority of our common stock present in person or by proxy and entitled to vote at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws. Abstentions as to all such matters to come before the meeting will be counted as votes against those matters.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.” Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Quorum

A quorum at the meeting is a majority of our common stock entitled to vote present in person or represented by proxy. The inspector of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will Be Voted

The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

How to Vote By Proxy.  If your shares are registered in your name (and not held through a broker, bank or other institution), there are two ways to vote your proxy: by internet or by mail. Your internet vote authorizes James R. Moffett, Richard C. Adkerson, or Kathleen L. Quirk, and any of them, as proxies, each with the power to appoint his or her substitute, to represent and vote your shares in the same manner as if you marked, signed and returned your proxy form by mail.

•	Vote by Internet — http://www.ivselection.com/explor08

•	Use the internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on June 4, 2008.

•	Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

•	Vote by Mail

•	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet or mail, will be voted at the annual meeting. If you vote by internet, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other institution), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other institution to determine whether you will be able to vote electronically using the internet or the telephone.

How Proxies Will Be Voted.  If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you sign and submit a proxy but do not mark a box with respect to one or more of the proposals, your proxies will follow the board of directors’ recommendations and your proxy will be voted:

•	FOR the director nominees,

•	FOR the ratification of the appointment of the independent auditors, and

•	FOR the adoption of the 2008 Stock Incentive Plan.

We do not expect any matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking Your Proxy.  If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

Proxy Solicitation

We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson’s services will be $6,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, email, personal interview or other means.

Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing by December 29, 2008 to: Corporate Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by February 5, 2009, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary, or access our by-laws on our web site at www.mcmoran.com under About Us — Corporate Governance. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.

Corporate Governance

Corporate Governance Guidelines; Ethics and Business Conduct Policy

Our corporate governance guidelines and our ethics and business conduct policy are available at www.mcmoran.com under About Us — Corporate Governance and are available in print upon request. We intend to post promptly on that website amendments to or waivers, if any, from our ethics and business conduct policy made with respect to any of our directors and executive officers.

Board Structure and Committee Composition

As of the date of this proxy statement, our board consists of seven members. We also have three advisory directors who do not vote. Our board held five regular meetings and one special meeting during 2007. In accordance with our corporate governance guidelines, non-management directors met in executive session at the end of each regular board meeting. The presiding director for executive session meetings rotates among the chairpersons of the three standing committees (discussed below), except as the non-management directors may otherwise determine for a specific meeting.

Our board has three standing committees: an audit committee, a corporate personnel committee and a nominating and corporate governance committee. Each committee operates under a written charter adopted by the board. All of the committee charters are available on our website at www.mcmoran.com under About Us — Corporate Governance and are available in print upon request. During 2007, each of our directors attended at least 75% of the aggregate number of board and applicable committee meetings. Directors are invited but not required to attend annual meetings of our stockholders. Mr. Adkerson attended the last annual meeting of stockholders.

			Meetings
Audit Committee Members	Functions of the Committee		in 2007

Robert A. Day, Chairman Gerald J. Ford H. Devon Graham, Jr. Suzanne T. Mestayer	•	please refer to the audit committee report	4

Corporate Personnel			Meetings
Committee Members	Functions of the Committee		in 2007

H. Devon Graham, Jr., Chairman Suzanne T. Mestayer (appointed January 11, 2008)	•	determines the compensation of our executive officers	3
	•	administers our annual performance incentive and stock incentive plans
	•	please also refer to the corporate personnel committee procedures

Nominating and Corporate			Meetings
Governance Committee Members	Functions of the Committee		in 2007

Gerald J. Ford, Chairman H. Devon Graham, Jr.	•	nominates individuals to stand for election or re-election as directors	2
	•	considers recommendations by our stockholders of potential nominees for election as directors
	•	conducts annual board and committee evaluations
	•	makes recommendations to our board concerning the structure of our board and corporate governance matters
	•	oversees the form and amount of director compensation

Corporate Personnel Committee Procedures

The corporate personnel committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for executive officers, evaluate the performance of the executive officers, and make awards to executive officers under our stock incentive plans. The committee also reviews, approves and recommends to our board of directors any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to an executive officer. The committee annually recommends to the board the slate of officers for the company and periodically reviews the functions of our executive officers and makes recommendations to the board concerning those functions. The committee also periodically evaluates the performance of our executive officers.

To the extent stock options or other equity awards are granted in a given year, the committee’s historical practice has been to grant such awards at its first meeting of that year, which is usually held in January or February. Each August, the board establishes a meeting schedule for itself and its committees for the next calendar year. Thus, the first meeting of each year is scheduled approximately five months in advance, and is scheduled to fall within the window period following the release of the company’s earnings for the fourth quarter of the previous year. The committee has a written policy stating that it will approve all regular annual equity awards at its first or second meeting of each fiscal year, and that to the extent the committee approves any out-of-cycle awards at other times during the year, such awards will be made during an open window period during which our executive officers and directors are permitted to trade.

The terms of our stock incentive plans permit the committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended. Our current equity grant policy provides that each co-chairman of the board has authority to make or modify grants to such employees, subject to the following conditions:

•	No grant may relate to more than 10,000 shares of common stock;
•	Such grants must be made during an open window period and must be approved in writing by such officer, the grant date being the date of such written approval;
•	The exercise price of any options granted may not be less than the fair market value of our common stock on the grant date; and
•	The officer must report any such grants to the committee at its next meeting.

Please refer to the “Compensation Discussion and Analysis” for more information.

Compensation Committee Interlocks and Insider Participation

The current members of our corporate personnel committee are Mr. Graham and Ms. Mestayer. In 2007, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as our director or on our corporate personnel committee.

Board and Committee Independence and Audit Committee Financial Experts

On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, the board has affirmatively determined that each of Messrs. Day, Ford and Graham, and Ms. Mestayer has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which comply with the New York Stock Exchange (NYSE) director independence standards, as currently in effect. In making this determination, the nominating and corporate governance committee, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the committee considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. The nominating and corporate governance committee made a recommendation to the board that each of these four directors be considered independent, which the board approved.

Further, the board has determined that each of the members of the audit, corporate personnel, and nominating and corporate governance committees has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which adopt the heightened statutory and NYSE independence standards applicable to audit committee members. In addition, the board has determined that each member of the audit committee, Messrs. Day, Ford and Graham and Ms. Mestayer, qualifies as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission (SEC).

Consideration of Director Nominees

In evaluating nominees for membership on the board, the nominating and corporate governance committee applies the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the committee will take into account many factors, including personal and professional integrity, general understanding of our industry, corporate finance and other matters relevant to the successful management of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of the board and with senior management. The committee evaluates each individual in the context of the board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas.

Our nominating and corporate governance committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

As stated above, the nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our Corporate Secretary at our principal executive offices no later than February 5, 2009. If the date of next year’s annual meeting is moved to a date more than 90 days after or 30 days before the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2009 annual meeting or 10 days following the public announcement of the date of the 2009 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to: Corporate Secretary, McMoRan Exploration Co., 1615 Poydras Street, New Orleans, Louisiana 70112.

Communications with the Board

Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-management directors as a group, by writing to the director or directors at the following address: McMoRan Exploration Co., Attn: Board of Directors or the name of the individual director or directors, 1615 Poydras Street, New Orleans, Louisiana 70112. The company will forward the communication to the appropriate directors.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the board. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the company as well as the skill-level required by the company to be an effective member of the board. The form and amount of director compensation is reviewed by the nominating and corporate governance committee, which makes recommendations to the full board.

Cash Compensation

Each non-management director and advisory director receives an annual fee of $15,000. Committee chairs receive an additional annual fee as follows: audit committee, $3,000; corporate personnel committee and nominating and corporate governance committee, $2,000. Each non-management director and each advisory director receives a fee of $1,000 for attending each board and committee meeting (for which he or she is a member) and is reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Each management director receives a fee of $1,000 for attending each board meeting. The compensation of each of Messrs. Moffett and Adkerson, the Co-Chairmen of the Board, is reflected in the “Summary Compensation Table” below.

Equity-Based Compensation

Non-management directors and advisory directors also receive equity-based compensation under the 1998 Stock Option Plan for Non-Employee Directors (the 1998 Plan) and the 2004 Director Compensation Plan (the 2004 Plan), both of which were approved by our stockholders. Pursuant to the plans, on June 1st of each year, each non-management director and each advisory director receives a grant of options to acquire 3,500 shares of our common stock. The options are granted at fair market value on the grant date, vest ratably over the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. The plans also provide for a pro rata grant of options to a director upon his or her initial election to the board other than at an annual meeting.

The 2004 Plan provides that participants may elect to exchange all or a portion of their annual fee for an equivalent number of shares of our common stock on the payment date, based on the fair market value of our common stock on the date preceding the payment date. The 2004 Plan further provides that participants may elect to defer all or a portion of their annual fee and meeting fees, and that such deferred amounts will accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JP Morgan Chase (compounded quarterly), and shall be paid out at such time or times as directed by the participant. See footnote (1) to the “Director Compensation” table for details regarding participation in this program by our directors.

On June 1, 2007, each non-management director and advisory director was granted an option to purchase 3,500 shares of our common stock at a grant price of $15.17 in accordance with the 1998 and 2004 Plans. On January 29, 2007, the date of her initial election to the board, Ms. Mestayer was granted an option to purchase 1,750 shares of our common stock at a grant price of $12.23 under the 2004 Plan.

2007 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-management directors during 2007. The amounts included in the “Option Awards” column reflect the expenses recorded by the company pursuant to FAS 123(R), and do not necessarily reflect to the income that will ultimately be realized by the director for these option awards.

Director Compensation

	Fees
	Earned
	or Paid	Option	All Other
Name of Director	in Cash(1)	Awards(2)	Compensation(3)	Total

Robert A. Day	$26,000	$36,531	$—	$62,531
Gerald J. Ford	29,000	36,531	—	65,531
H. Devon Graham, Jr.	32,000	45,688	—	77,688
Suzanne T. Mestayer	24,000	7,587	—	31,587
B. M. Rankin, Jr.	21,000	45,688	100,000	166,688
J. Taylor Wharton(4)	24,000	45,688	—	69,688

(1)	In accordance with our 1998 Plan and our 2004 Plan, each of Mr. Ford and Ms. Mestayer elected to receive an equivalent number of shares of our common stock in lieu of 100% of his/her annual fee. The amounts reflected include the fees used to purchase shares of our common stock.

(2)	Amounts reflect the compensation cost recognized for option awards in accordance with FAS 123(R). For additional information relating to the assumptions made by us in valuing the option awards, refer to Notes 1 and 10 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007. On January 29, 2007, Ms. Mestayer was granted an option to purchase 1,750 shares with a grant date fair value of $6.89. On June 1, 2007, each non-management director was granted an option to purchase 3,500 shares of our common stock with a grant date fair value of $9.45 per option. As of December 31, 2007, each director had the following number of options outstanding: Mr. Day, 22,500; Mr. Ford, 22,500; Mr. Graham, 20,500; Ms. Mestayer 5,250; Mr. Rankin, 15,750; Mr. Wharton, 20,500.

(3)	Includes $100,000 in consulting fees received by Mr. Rankin and allocated to us pursuant to a consulting arrangement. Please refer to the section titled “Certain Transactions.”

(4)	Effective January 11, 2008, Mr. Wharton resigned as a member of our board, including as a member of the corporate personnel committee. Also effective January 11, 2008, the board appointed Mr. Wharton to serve as an advisory director.

Election of Directors

Our board of directors has fixed the number of directors at seven. The terms of all of our directors expire at the 2008 annual meeting of stockholders. Our board has nominated each of Messrs. Adkerson, Day, Ford, Graham, Moffett and Rankin and Ms. Mestayer to serve a one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of each such director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.

Under our by-laws, the vote standard for the election of directors is a majority of the votes cast in uncontested elections. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality vote.

In an uncontested election, any nominee for director who has a majority of votes cast “withheld” from his or her election will be required to promptly tender his or her resignation to the board. The nominating and corporate governance committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation. The board will act on the committee’s recommendation and publicly disclose its decision within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation will not participate in the committee’s recommendation or the board action regarding whether to accept or reject the tendered resignation.

In addition, if each member of the nominating and corporate governance committee fails to be elected at the same election, the independent directors who were elected will appoint a committee to consider the tendered resignations and recommend to the board whether to accept or reject them. Any vacancies in the board may be filled by a majority of the directors then in office. Each director elected in this manner will hold office until his or her successor is elected and duly qualified.

Information About Director Nominees

The table below provides certain information as of April 15, 2008, with respect to each director nominee. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The year in the “Year First Elected a Director” column includes the period that the person served as a director of McMoRan Oil & Gas Co., a predecessor of the company.

			Year First
Name of Director		Principal Occupations, Other Public Directorships	Elected a
Nominee	Age	and Positions with the Company	Director

Richard C. Adkerson	61	Co-Chairman of the Board of the Company. President and Chief Executive Officer of the Company until February 2004. President and Chief Executive Officer and a director of Freeport-McMoRan Copper & Gold Inc. (FCX), a mining company.	1994

Robert A. Day	64	Chairman of the Board and Chief Executive Officer of Trust Company of the West, an investment management company. Chairman of the Board of TCW Group, a registered investment management company. Chairman of Oakmont Corporation, a registered investment advisor. Chairman, President and Chief Executive Officer of W. M. Keck Foundation, a national philanthropic organization. Director of Société Générale and FCX.	1994

Gerald J. Ford	63	Chairman of the Board of Diamond A-Ford Corporation. Former Chairman of the Board and Chief Executive Officer of California Federal Bank, A Federal Savings Bank, which merged with Citigroup Inc. in 2002. Director of FCX, First Acceptance Corporation, Hilltop Holdings Inc., and Scientific Games Corporation.	1998

H. Devon Graham, Jr.	73	President of R.E. Smith Interests, an asset management company. Director of FCX.	1999

Suzanne T. Mestayer	55	President — New Orleans Market, Regions Bank.	2007

James R. Moffett	69	Co-Chairman of the Board of the Company. Chairman of the Board of FCX.	1994

B. M. Rankin, Jr.	78	Private investor. Vice Chairman of the Board of the Company since 2001. Vice Chairman of the Board of FCX.	1994

Advisory Directors

In February 2004, the board established the position of advisory director to provide general policy advice as requested by the board. The board appointed Gabrielle K. McDonald and Morrison C. Bethea as advisory directors, each of whom previously served as a director of the company. Judge McDonald’s principal occupation is serving as a judge on the Iran-United States Claims Tribunal, The Hague, The Netherlands since November 2001. Judge McDonald also serves as the Special Counsel on Human Rights to FCX. Dr. Bethea is a staff physician at Ochsner Foundation Hospital and Clinic in New Orleans, Louisiana, and is also a Clinical Professor of Surgery at the Tulane University Medical Center.

Effective January 11, 2008, J. Taylor Wharton resigned as a member of the board and was appointed to serve as an advisory director. Mr. Wharton is the retired Special Assistant to the President for Patient Affairs and professor of Gynecologic Oncology at The University of Texas M. D. Anderson Cancer Center.

Stock Ownership of Directors and Executive Officers

Unless otherwise indicated, (a) this table shows the amount of our common stock each of the directors and named executive officers beneficially owned as of April 15, 2008, and (b) all shares shown are held with sole voting and investment power, and include, if applicable, shares held in our Employee Capital Accumulation Program (ECAP).

		Number of	Total
	Number of	Shares	Number of
	Shares Not	Subject to	Shares	Percent
	Subject to	Exercisable	Beneficially	of
Name of Beneficial Owner	Options	Options(1)	Owned	Class

Richard C. Adkerson(2)	242,284	1,670,000	1,912,284	3.3%
Robert A. Day(3)	2,096,681	17,250	2,113,931	3.8%
Gerald J. Ford	1,886,448	17,250	1,903,698	3.4%
H. Devon Graham, Jr.	2,000	15,250	17,250	*
Glenn A. Kleinert	—	282,500	282,500	*
Suzanne T. Mestayer	7,293	1,312	8,605	*
James R. Moffett(4)	3,034,905	2,535,000	5,569,905	9.5%
C. Howard Murrish(5)	189,660	472,500	662,160	1.2%
Nancy D. Parmelee	3,369	183,200	186,569	*
B. M. Rankin, Jr.(6)	583,837	10,500	594,337	1.1%
Directors and executive officers as a group (12 persons)(7)	8,285,558	5,551,512	13,837,070	22.5%

*	Ownership is less than 1%

(1)	Our common stock that could be acquired within sixty days of the record date upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Includes (a) 147 shares of our common stock held in his individual retirement account (IRA), (b) 33,602 shares issuable upon conversion of 5,000 shares of our 6.75% mandatory convertible preferred stock, (c) 33,908 shares held in a foundation with respect to which Mr. Adkerson, as a member of the board of trustees, shares voting and investment power, but as to which he disclaims beneficial ownership and (d) 835,000 shares underlying exercisable stock options that Mr. Adkerson has agreed to transfer to his former spouse, net of shares used to pay the exercise price and taxes, but as to which he disclaims beneficial ownership.

(3)	Includes 115,000 shares held by Mr. Day’s spouse.

(4)	Includes (a) 2,563,617 shares of our common stock held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power, (b) 860 shares held by Mr. Moffett’s spouse, as to which he disclaims beneficial ownership, and (c) 470,428 shares issuable upon conversion of 70,000 shares of our 6.75% mandatory convertible preferred stock. Mr. Moffett’s address is 1615 Poydras Street, New Orleans, Louisiana 70112.

(5)	Includes (a) 3,293 shares held in Mr. Murrish’s IRA, (b) 412 shares held in his spouse’s IRA, (c) 32,395 shares held by Mr. Murrish as trustee of a trust for the benefit of one of his sons, (d) 694 shares held by Mr. Murrish as a custodian for one of his sons and (e) 450 shares held by Mr. Murrish as custodian for his grandson.

(6)	Includes (a) 567,889 shares held by a limited partnership in which Mr. Rankin is the sole stockholder of the sole general partner, (b) 4,500 shares held by Mr. Rankin as trustee of a trust for the benefit of his grandson and (c) 2,000 shares held by Mr. Rankin as trustee of a trust for the benefit of his granddaughter.

(7)	Includes (a) 15,481 shares held in an executive officer’s IRA, (b) 1,201 shares held in an IRA of the spouse of an executive officer, (c) 4,395 shares held by an executive officer as president of a charitable foundation as to which he disclaims beneficial ownership, (d) 21,036 shares held for the benefit of trusts with respect to which an executive officer, as trustee, has sole voting and investment power but as to which he disclaims beneficial ownership, (e) 40,322 shares issuable upon conversion of 6,000 shares of our 6.75% mandatory convertible preferred stock held by an executive officer and (f) 3,526 shares held by an executive officer as pledgee, as to which he disclaims beneficial ownership. The total number of shares beneficially owned by directors and officers as a group does not include 25,000 restricted stock units held by an executive officer that have vested, but the receipt of which has been deferred.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2007, and written representations from certain reporting persons that no Forms 5 were required, we believe that all required reports were timely filed.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, this table shows the owners of more than 5% of our outstanding common stock other than Mr. Moffett, whose beneficial ownership is reflected in the table in the section titled “Stock Ownership of Directors and Executive Officers.” Unless otherwise indicated, all information is presented as of December 31, 2007, and all shares beneficially owned are held with sole voting and investment power.

		Shares Issuable	Shares Issuable
		upon Conversion	upon Exercise	Total Number of		Percent of
		of Convertible	of Warrants or	Shares Beneficially		Outstanding
Name and Address of Person	Shares	Securities(1)	Options	Owned		Shares(2)

Alpine Capital, L.P. Algenpar, Inc. Keystone Group, L.P.	5,120,843	—	—	5,120,843	(3)	9.69%
201 Main Street, Suite 3100 Fort Worth, TX 76102

Franklin Resources, Inc.	1,744,939	1,612,900	—	3,357,839	(4)	6.1%
One Franklin Parkway San Mateo, CA 94403-1906

Iridian Asset Management LLC	3,857,240	—	—	3,857,240	(5)	7.2%
276 Post Road West Westport, CT 06880

k1 Ventures Limited	4,051,426	—	757,576	4,809,002	(6)	8.9%
23 Church Street #10-01/02 Capital Square Singapore 049481

The Ospraie Portfolio Ltd.	3,523,700	—	—	3,523,700	(7)	6.6%
c/o M&C Corporate Services Limited PO Box 309 GT, Ugland House South Church Street, George Town, Grand Cayman, Cayman Islands

Wadell & Reed Investment Management Company
Ivy Investment Management Company	2,844,100	—	—	2,844,100	(8)	5.3%
6300 Lamar Avenue Overland Park, KS 66202

Wells Fargo & Company	5,545,167	—	—	5,545,167	(9)	10.4%
420 Montgomery Street San Francisco, CA 94104

(1)	We have three securities outstanding that are convertible into our common stock: our 6.75% mandatory convertible preferred stock, our 6% convertible senior notes due 2008 and our 5 1/4% convertible senior notes due 2011.

(2)	In accordance with SEC rules, in calculating the percentage for each beneficial owner, we added to the 53,323,577 shares outstanding as of December 31, 2007, the number of shares of common stock issuable upon the conversion or exercise of convertible securities, warrants and options held by that beneficial owner. For purposes of calculating each of these percentages, we did not assume the conversion or exercise of any of the other beneficial owners’ convertible securities, warrants or options.

(3)	Based on an amended Schedule 13D filed jointly by Alpine Capital, L.P., Algenpar, Inc., Keystone Group, L.P. and others with the SEC on August 13, 2007. According to the Schedule 13D, (a) Alpine Capital, L.P. beneficially owns 3,447,498 shares and Mr. J. Taylor Crandall, as the sole owner of Algenpar, Inc., and Algenpar, Inc. as the general partner of Alpine Capital, L.P., have sole voting and investment power with respect to the shares beneficially owned by Alpine Capital, L.P., (b) The Anne T. and Robert M. Bass Foundation beneficially owns 851,354 shares and Mr. Crandall, Mr. Robert M. Bass and Ms. Anne T. Bass, as directors of The Anne T. and Robert M. Bass Foundation, share voting and investment power with respect to shares owned by The Anne T. and Robert M. Bass Foundation, and (c) Keystone Group, L.P. beneficially owns 821,991 shares and Stratton R. Heath III, as the President and sole member of Keystone MGP, and Keystone MGP as the managing general partner of Keystone Group, L.P., have sole voting and investment power with respect to the shares owned by Keystone Group, L.P.

(4)	Based on a Schedule 13G filed by Franklin Resources, Inc. with the SEC on February 6, 2008. According to the Schedule 13G, the securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (the Investment Management Subsidiaries). Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients. The voting and investment powers over the 3,357,839 shares held by Franklin Mutual Advisers, LLC, an indirect wholly-owned Investment Management Subsidiary, are exercised independently from Franklin Resources, Inc. and from all other Investment Management Subsidiaries.

(5)	Based on a Schedule 13G filed by Iridian Asset Management LLC with the SEC on February 4, 2008. According to the Schedule 13G, Iridian Asset Management LLC beneficially owns 3,857,240 shares and BIAM (US) Inc., as the controlling member of Iridian Asset Management LLC, BancIreland, as the sole shareholder of BIAM (US) Inc., BIAM (US) Inc. Holdings, as the sole shareholder of BancIreland, and Bank of Ireland, as the sole shareholder of BIAM (US) Inc. Holdings, share voting and investment power with respect to the shares beneficially owned by Iridian Asset Management LLC.

(6)	Based on an amended Schedule 13D filed by k1 Ventures Limited (k1) with the SEC on October 2, 2003, the warrants and convertible securities are held by an indirect subsidiary of k1.

(7)	Based on an amended Schedule 13G filed by The Ospraie Portfolio Ltd. with the SEC on February 14, 2008. According to the Schedule 13G, The Ospraie Portfolio Ltd. beneficially owns 3,523,700 shares and Ospraie Management, LLC, the investment manager of The Ospraie Portfolio Ltd, Ospraie Holding I, L.P., the managing member of Ospraie Management, LLC, Ospraie Management, Inc., the general partner of Ospraie Holding I, L.P., and Mr. Dwight Anderson, the President and sole shareholder of Ospraie Management, Inc., share voting and investment power with respect to all of the shares beneficially owned by The Ospraie Portfolio Ltd.

(8)	Based on a Schedule 13G jointly filed by Waddell & Reed Investment Management Company and Ivy Investment Management Company with the SEC on February 1, 2008. According to the Schedule 13G, 1,378,000 of the securities reported are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, and 1,466,100 of the securities reported are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Investment Management Company. Pursuant to investment advisory contracts and investment sub-advisory contracts,

Waddell & Reed, Inc., the parent of Waddell & Reed Investment Management Company, Waddell & Reed Financial Services, Inc., the parent of Waddell & Reed, Inc., and Waddell & Reed Financial, Inc., the parent of Waddell & Reed Financial Services, Inc., have sole voting and investment power with respect to the shares beneficially owned by Waddell & Reed Investment Management Company. Pursuant to investment advisory contracts and investment sub-advisory contracts, Waddell & Reed Financial, Inc., as the parent of Ivy Investment Management Company, has sole voting and investment power with respect to the shares beneficially owned by Ivy Investment Management Company.

(9)	Based on an amended Schedule 13G filed with the SEC on January 23, 2008, Wells Fargo & Company has (a) sole voting power over 5,499,613 of the shares and shares voting power over 700 of the shares, and (b) sole investment power over 5,544,280 of the shares and shares investment power over 887 of the shares. The total number of shares beneficially owned includes shares owned by Wells Capital Management Incorporated (formerly Strong Capital Management, Inc.) and Wells Fargo Funds Management, LLC, both wholly owned subsidiaries of Wells Fargo & Company.

Executive Officer Compensation

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the corporate personnel committee’s (the committee’s) determination of how and why, in addition to what, compensation actions were taken for the executive officers who are identified in the “Summary Compensation Table” below (the named executive officers).

The committee determines the compensation of our executive officers and administers our annual performance incentive and stock incentive plans. Our company’s executive compensation philosophy is to:

•	“pay for performance” by emphasizing performance-based compensation that balances rewards for both short- and long-term results,

•	tie compensation to the interests of stockholders, and

•	provide a competitive level of total compensation that will attract and retain talented executives.

Compensation is intended to reward achievement of business performance goals and to recognize individual initiative and leadership.

Role of Compensation Consultants and Management

In 2004, the committee determined that it would be in our best interest for the committee and the company’s management to engage separate compensation advisors. As a result, beginning in 2004, the company retained a separate compensation advisor to assist the company’s management with compensation matters other than executive compensation, and the committee continued to engage Mercer Human Resource Consulting, its consultant at the time, to examine our compensation practices for all positions below the level of our co-chairmen of the board. In December 2006, the individual consultant who had been providing services to the committee left Mercer. The committee has not yet engaged a new compensation consultant.

In 2004, Mercer and the committee established a peer group (the Peer Group) consisting of twelve oil and gas companies against which we compared our compensation competitiveness. The Peer Group consisted of: Brigham Exploration Co., Callon Petroleum Co., Carrizo Oil & Gas, Inc., Comstock Resources, Inc., Energy Partners Ltd., Houston Exploration Co., Newfield Exploration Co., Patterson — UTI Energy, Inc., PetroQuest Energy, Inc., Remington Oil & Gas Corp., Stone Energy Corp., and XTO Energy, Inc. Based on the consultant’s analysis, we determined that our compensation levels for these positions should target the 75th percentile of the Peer Group. In recent years, the committee has not targeted our total executive compensation or any element thereof to specific percentiles. We believe the total compensation paid to our co-chairmen of the board, our chief executive officer, chief financial officer and our other named executive officer is reasonable and appropriate.

The committee consults with the other members of the board and our co-chairmen of the board when reviewing the performance of and determining compensation for our executive officers other than our co-chairmen of the board.

Compensation Philosophy

The committee does not apply “hard metrics” to its decisions regarding executive compensation. We have a small group of executive officers, and the committee’s decisions regarding salary levels, bonus awards and equity grant amounts (in the form of stock options) reflect the committee’s views as to the broad scope of responsibilities of our executive officers and the committee’s subjective assessment of their significant impact on the company’s overall success. Our company is managed jointly by Messrs. Moffett and Adkerson, who serve as co-chairmen of the board, and by Mr. Kleinert, who serves as our president and chief executive officer. Each focuses on a different aspect of our operations and development, with Mr. Moffett focusing on exploration activities and business strategy, Mr. Adkerson focusing on financial and administrative activities and financial strategy, and Mr. Kleinert responsible for executive management functions.

Co-Chairmen of the Board.  In connection with our aggressive attempts to reduce administrative and overhead cash requirements, Messrs. Moffett and Adkerson have agreed to forgo all cash compensation since 2002 in exchange for special stock option grants each year. Accordingly, neither received a base salary from the company in 2007 or an annual incentive award, and on January 29, 2007, the committee granted 250,000 options to Mr. Moffett and 150,000 options to Mr. Adkerson, each option being fully exercisable, having a term of ten years and an exercise price of $12.23, the fair market value on the grant date.

Messrs. Moffett and Adkerson also agreed to forego all cash compensation during 2008 in exchange for special stock option grants. Accordingly, on January 28, 2008, the committee granted 250,000 options to Mr. Moffett and 150,000 options to Mr. Adkerson, each option being fully exercisable, having a term of ten years and having an exercise price of $15.04, the fair market value on the grant date. These option grants are subject to the approval of the 2008 Stock Incentive Plan by our stockholders at the meeting.

Components of Executive Compensation

The company employs two of its named executive officers, Glenn A. Kleinert and C. Howard Murrish. The other named executive officers provide services to the company through a services agreement between FM Services Company, a wholly owned subsidiary of FCX (the Services Company) and the company. Executive officer compensation for 2007 included base salaries, annual incentive awards and stock options. We also provide our executive officers, other than Messrs. Moffett and Adkerson, certain post-employment benefits and to a limited degree, certain perquisites described below. In addition, our executive officers, other than Messrs. Moffett and Adkerson, participate in benefit programs generally available to our employees, such as our 401(k) plan and health insurance plan.

Base Salaries

Base salaries provide fixed compensation to our executives. The base salaries of our named executive officers were established at levels that we believe are appropriate after consideration of each executive officer’s responsibilities. As part of their agreement with the company to forego cash compensation, Messrs. Moffett and Adkerson did not receive salaries in 2007, receiving instead the special stock option grants discussed above. With the exception of Ms. Parmelee, the base salaries of our executive officers have remained constant since 2005.

Annual Incentive Awards

Annual cash incentives are a variable component of compensation designed to reward our executives for maximizing annual operating and financial performance. Executive officers and certain managers of the company participate in our performance incentive awards program. Under the program, the annual award is established based on the participant’s level of responsibility after reviewing our operational and strategic accomplishments during the year. When determining the actual amounts awarded to participants for any year, the committee makes a subjective determination after considering company performance as measured by operational and financial accomplishments and the co-chairmen’s assessment of individual performance.

Each of our named executive officers, other than Messrs. Moffett and Adkerson, received an annual incentive award for 2007 under our performance incentive awards program. As previously stated, Messrs. Moffett and Adkerson agreed to forego all cash compensation during 2007, including annual incentive awards. For 2007, the committee established an award pool of $5.22 million, which represented a 70% increase in the pool over the awards for 2006. The committee increased the award pool in recognition of the company’s operational and strategic accomplishments during 2007, including the following:

•	the $1.1 billion acquisition of the Gulf of Mexico Shelf oil and gas properties of Newfield Exploration Company (the Newfield acquisition),

•	positive exploration and development drilling results,

•	the significant increase in production, and

•	the receipt of a favorable record of decision and approval of the license application for the Main Pass Energy Hubtm project.

The increased award pool allowed for increases in the annual awards to our named executive officers (other than Messrs. Moffett and Adkerson) as compared to prior years in recognition of their involvement in the successful negotiation and consummation of the Newfield acquisition and their successful integration of the operations. An increase in the award pool was also necessary to accommodate the substantial increase in the number of employees eligible to receive awards under the program following the Newfield acquisition.

Stock Options

We grant long-term incentives to the company’s executive officers as well as other officers and managers of the company in the form of stock options. Stock options are a variable component of compensation intended to provide a significant potential value that reinforces the importance of creating of value for our stockholders. In 2007, we made an annual stock option grant to all of our executive officers, including our co-chairmen of the board. Stock option grant levels were based upon the position and level of responsibility of the individual, and have remained at relatively consistent levels for our named executive officers in recent years. These annual grants will vest ratably on the first four anniversaries of the grant date, have a term of ten years and an exercise price equal to the fair market value of our common stock on the grant date. In addition, we also made special grants of stock options to the co-chairmen in lieu of their 2007 cash compensation as discussed above.

Timing of Option Grants.  To the extent stock options or other equity awards are granted in a given year, the committee’s historical practice has been to grant such awards at its first meeting of that year, which is usually held in January or February. Each August, the board establishes a meeting schedule for itself and its committees for the next calendar year. Thus, this meeting is scheduled approximately five months in advance, and is scheduled to fall within the window period following the release of the company’s earnings for the fourth quarter of the previous year. In January 2007, the committee formally approved a written policy stating that it will approve all regular annual equity awards at its first or second meeting of each fiscal year, and that to the extent the committee approves any out-of-cycle awards at other times during the year, such awards will be made during an open window period during which our executive officers and directors are permitted to trade.

Determination of Option Exercise Price.  Under the company’s incentive plans, the exercise price of each stock option cannot be less than the fair market value of a share of our common stock on the grant date. Historically, we have used the average of the high and low sale price on the grant date to determine fair market value. In January 2007, the committee revised its policies going forward to provide that for purposes of our stock incentive plans, the fair market value of our common stock will be determined by reference to the closing sale price on the grant date.

Post-Employment Compensation

In addition to the annual compensation received by our executive officers in 2007, we provide post-employment benefits to certain of our executives through a nonqualified defined contribution plan and a defined benefit program (although this program has been discontinued). We also provide Ms. Parmelee with a supplemental retirement benefit. These programs are described below and in detail under the heading “Retirement Benefit Programs.”

Nonqualified Defined Contribution Plan and Discontinued Defined Benefit Program.  This plan has been in place since the company’s inception in 1998 and provides those employees considered “highly compensated” under applicable IRS rules, including our executive officers, the ability to elect to defer up to 20% of their basic compensation in excess of the qualified plan limits. Pursuant to the terms of the plan, the company will make a contribution on behalf of a participant equal to 5% of the participant’s basic compensation in excess of the qualified plan limits, and an additional contribution as described below. We do not take into account income associated with option exercises or the vesting of restricted stock units when determining the company’s contributions. The 5% company contribution to the nonqualified plan noted above is based on the company’s contributions to its 401(k) plan (the qualified plan), which provides that participants will receive a company contribution equal to 100% of the participant’s contributions to the plan not to exceed 5% of the participant’s basic compensation. The purpose of the 5% company contribution in our nonqualified plan is to continue the 5% contribution found in the 401(k) plan on a participant’s basic compensation in excess of the qualified plan limits. The nonqualified defined contribution plan is unfunded.

We had a defined benefit program in place until June 30, 2000. To compensate for the discontinuance of benefit accruals under the defined benefit plan, we decided that we prospectively would make an additional company contribution to our 401(k) plan participants equal to 4% of each participant’s pensionable compensation up to the applicable IRS limits, and also an additional company contribution of 4% of compensation in excess of such limits to participants in our nonqualified plan. Further, because participants in a pension plan accrue most of their benefits in the last 10 years of service, we decided that employees who met certain age and service requirements as of June 30, 2000, would receive an additional 6% company contribution, for a total of 10%, to both the qualified and nonqualified plans. The purpose of the nonqualified plan is to make total retirement benefits for our employees who earn over the qualified plan limits commensurate with those available to other employees as a percentage of pay.

Supplemental Retirement Benefit — Ms. Parmelee.  We have agreed to pay to Ms. Parmelee upon her retirement a supplemental nonqualified benefit. This unfunded arrangement is designed to provide her with a benefit that is roughly equal to the difference between what she actually receives under the qualified cash balance plan and what she would have received under that plan if she had continued to accrue benefits under the pre-cash-balance formula until the plan was frozen in 2000. The benefit under this arrangement would have been $85,295 if paid as a lump sum as of December 31, 2007, or $2,045 per month if paid as a joint-and-50%-survivor annuity beginning December 31, 2007.

Perquisites and Other Personal Benefits

We also provide limited perquisites to our executive officers, namely through our Executive Services Program. This program provides for reimbursement to our executive officers and other senior managers for personal financial and tax advice, certain long-term care insurance premiums, and club memberships. We have historically offered our executives the benefits available under this program, which provide our executives with increased efficiencies in handling personal matters and promote their focus on company business. As reflected in the “Summary Compensation Table” below, to the extent any of our executives participate in this program, the benefits received are minimal compared to each executive’s total compensation.

Tax Considerations

Section 162(m).  Section 162(m) of the Internal Revenue Code (the Code) limits to $1 million a public company’s annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

The committee believes that the stock options qualify for the exclusion from the deduction limitation under Section 162(m). The committee believes that the remaining components of individual executive compensation for 2007 that do not qualify for an exclusion from Section 162(m) should not exceed $1 million and therefore will qualify for deductibility.

Section 409A.  We operate our plans and arrangements in good faith compliance with Section 409A of the Code and the regulations issued by the Internal Revenue Service. We are in the process of revising our plans to comply with the requirements of Section 409A.

Corporate Personnel Committee Report On Executive Compensation

The corporate personnel committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the corporate personnel committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Corporate Personnel Committee:

H. Devon Graham, Jr., Chairman            Suzanne T. Mestayer

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers other than the chief executive officer and chief financial officer (collectively, the named executive officers) for the fiscal years ended December 31, 2007, 2006 and 2005. In 2007, 2006 and 2005, we paid the compensation of Messrs. Kleinert and Murrish, whereas we paid the compensation of Ms. Parmelee through an allocation arrangement under a services agreement with FM Services Company, a wholly owned subsidiary of FCX (the Services Company). Please refer to “Certain Transactions” for more details.

The amounts represented in the “Option Awards” column reflect the expense recorded by the company pursuant to FAS 123(R) and do not necessarily reflect to the income that will ultimately be realized by the named executive officers for these awards.

2007 Summary Compensation Table

					Change in Pension
					Value and
					Nonqualified
					Deferred
Name and				Option	Compensation	All Other
Principal Position	Year	Salary(1)	Bonus	Awards(2)	Earnings(3)	Compensation(4)	Total

James R. Moffett	2007	$—	$—	$4,277,962	$—	$6,000	$4,283,962
Co-Chairman of the Board	2006	—	—	5,840,417	—	4,000	5,844,417
	2005	—	—	4,564,708	—	4,000	4,568,708

Richard C. Adkerson	2007	—	—	2,963,667	—	6,000	2,969,667
Co-Chairman of the Board	2006	—	—	4,124,740	—	4,000	4,128,740
	2005	—	—	3,285,560	—	4,000	3,289,560

Glenn A. Kleinert	2007	325,000	500,000	1,014,640	7,131	101,331	1,948,102
President & Chief	2006	325,000	400,000	943,103	5,689	81,486	1,755,278
Executive Officer	2005	325,000	400,000	573,736	—	82,960	1,381,696

C. Howard Murrish	2007	300,000	475,000	1,014,640	9,259	94,311	1,893,210
Executive Vice President	2006	300,000	400,000	943,103	7,718	74,958	1,725,779
	2005	300,000	400,000	579,797	—	85,015	1,364,812

Nancy D. Parmelee	2007	203,667	200,000	471,934	26,229	76,452	978,282
Senior Vice President,	2006	199,334	100,000	420,563	24,001	69,756	813,654
Chief Financial Officer & Secretary	2005	192,000	100,000	238,774	16,179	54,146	601,099

(1)	The co-chairmen, Messrs. Moffett and Adkerson, agreed to forego all cash compensation from the company since 2002, including during each of the three years ended December 31, 2007, 2006 and 2005. In lieu of cash compensation in 2007, the company granted to Messrs. Moffett and Adkerson 250,000 options and 150,000 options, respectively, at $12.23 per share, all of which were immediately exercisable upon grant and have a term of ten years. In lieu of cash compensation in 2006, the company granted to Messrs. Moffett and Adkerson 300,000 options and 200,000 options, respectively, at $19.85 per share, all of which were immediately exercisable upon grant and have a term of ten years. In lieu of cash compensation in 2005, the company granted to Messrs. Moffett and Adkerson 300,000 options and 200,000 options, respectively, at $16.645 per share, all of which were immediately exercisable upon grant and have a term of ten years. In 2007, the company also granted to Messrs. Moffett and Adkerson 200,000 options and 150,000 options, respectively, all of which vest rataby over a four-year period. In 2006, the company also granted to Messrs. Moffett and Adkerson 200,000 options and 150,000 options, respectively, all of which vest ratably over a four-year period. In 2005, the company also granted to Messrs. Moffett and Adkerson 200,000 options and 150,000 options, respectively, all of which vest ratably over a four-year period. See “Compensation Discussion and Analysis” for more information.

During 2007, 2006 and 2005, Messrs. Adkerson and Moffett and Ms. Parmelee also provided services to and received compensation from FCX. For Ms. Parmelee, the amounts reflected are allocated to us; Ms. Parmelee received approximately 20% additional compensation in each of 2007, 2006 and 2005, which was allocated to FCX.

(2)	For 2007 and 2006, amounts reflect the compensation cost recognized in 2007 and 2006, respectively, for stock options in accordance with FAS 123(R). For 2005, the amounts reflect the pro forma compensation cost that would have been recognized had FAS 123(R) been effective as of January 1, 2005. For additional information relating to the assumptions made by us in valuing these option awards, refer to Notes 1 and 10 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	In 2007, reflects preferential nonqualified deferred compensation earnings of $7,131 for Mr. Kleinert, $9,259 for Mr. Murrish and $6,672 for Ms. Parmelee. In addition, for Ms. Parmelee, in 2007, 2006 and 2005, reflects a change in pension value of $19,557, $17,462 and $16,179, respectively. See the section titled “Retirement Benefits” for more information.

(4)	For Messrs. Moffett and Adkerson, includes only director fees. For Messrs. Kleinert and Murrish and Ms. Parmelee, includes (a) our payment of taxes in connection with certain benefits we provided,

(b) matching gifts under the matching gifts program, (c) personal financial and tax advice under the company’s program, (d) club memberships, (e) personal use of company security services, (f) our contributions to defined contribution plans, (g) our premium payments for universal life and personal excess liability insurance policies, and (h) relocation expenses, as follows:

				Financial
		Taxes	Matching	and	Club		Plan	Insurance	Relocation
Name	Year	Paid	Gifts	Tax Advice	Memberships	Security	Contributions	Premiums	Expenses

Mr. Kleinert	2007	$10,434	$7,500	$450	$711	$—	$68,750	$1,733	$11,753
Mr. Murrish	2007	8,928	9,400	9,600	—	1,200	63,450	1,733	—
Ms. Parmelee	2007	5,008	4,800	5,872	465	—	59,614	693	—

Grants of Plan-Based Awards in Fiscal Year 2007

		All Other
		Option
		Awards:
		Number of	Exercise or	Grant Date
		Securities	Base Price	Fair Value
		Underlying	of Option	of Stock and
Name	Grant Date	Options(1)	Awards(2)	Option Awards

James R. Moffett	1/29/07	250,000 (3)	$12.23	$1,755,000
	1/29/07	200,000	12.23	1,378,000
Richard C. Adkerson	1/29/07	150,000 (3)	12.23	1,053,000
	1/29/07	150,000	12.23	1,033,500
Glenn A. Kleinert	1/29/07	75,000	12.23	516,750
C. Howard Murrish	1/29/07	75,000	12.23	516,750
Nancy D. Parmelee	1/29/07	35,000	12.23	241,150

(1)	Unless otherwise noted, the stock options will become exercisable in 25% increments over a four-year period and have a term of 10 years. The stock options will become immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions.

(2)	The exercise price of each outstanding stock option reflected in this table was determined by reference to the closing quoted per share sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date.

(3)	These special stock option grants were granted to the co-chairmen of the company in exchange for their agreement to forgo all cash compensation during 2007. These stock options became exercisable immediately upon grant and have a term of ten years.

Outstanding Equity Awards at December 31, 2007

	Option Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price(2)	Date

James R. Moffett	10,000	—	$25.313	05/04/08
	50,000	—	13.875	02/01/09
	50,000	—	22.125	11/02/09
	125,000	—	16.275	01/29/11
	125,000	—	6.170	01/28/12
	375,000	—	14.000	01/28/12
	325,000	—	7.515	02/03/13
	293,750	31,250	16.775	02/02/14
	400,000	100,000	16.645	01/31/15
	350,000	150,000	19.850	01/30/16
	250,000	200,000	12.230	01/29/17

Richard C. Adkerson	10,000	—	25.313	05/04/08
	50,000	—	13.875	02/01/09
	35,000	—	22.125	11/02/09
	100,000	—	16.275	01/29/11
	100,000	—	6.170	01/28/12
	200,000	—	14.000	01/28/12
	200,000	—	7.515	02/03/13
	175,000	25,000	16.775	02/02/14
	275,000	75,000	16.645	01/31/15
	237,500	112,500	19.850	01/30/16
	150,000	150,000	12.230	01/29/17

Glenn A. Kleinert	5,000	—	25.313	05/04/08
	15,000	—	13.875	02/01/09
	25,000	—	22.125	11/02/09
	50,000	—	16.275	01/29/11
	56,250	18,750	16.775	02/02/14
	37,500	37,500	16.645	01/31/15
	18,750	56,250	19.850	01/30/16
	—	75,000	12.230	01/29/17

C. Howard Murrish	10,000	—	25.313	05/04/08
	25,000	—	13.875	02/01/09
	30,000	—	22.125	11/02/09
	75,000	—	16.275	01/29/11
	75,000	—	6.170	01/28/12
	70,000	—	7.515	02/03/13
	56,250	18,750	16.775	02/02/14
	37,500	37,500	16.645	01/31/15
	18,750	56,250	19.850	01/30/16
	—	75,000	12.230	01/29/17

Nancy D. Parmelee	700	—	25.313	05/04/08
	7,500	—	13.875	02/01/09
	25,000	—	22.125	11/02/09
	20,000	—	16.275	01/29/11
	25,000	—	6.170	01/28/12
	17,500	—	7.515	02/03/13
	26,250	8,750	16.775	02/02/14
	17,500	17,500	16.645	01/31/15
	8,750	26,250	19.850	01/30/16
	—	35,000	12.230	01/29/17

(1)	Unless otherwise noted, the stock options will become exercisable in 25% increments over a four-year period and have a term of 10 years, as reflected in the table below. The stock options will become immediately exercisable in their entirety if, under certain circumstances, (a) any person or group of persons acquires beneficial ownership of shares in excess of certain thresholds, or (b) the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of these transactions. The co-chairmen, Messrs. Moffett and Adkerson, agreed to forego all cash compensation from the company during each of the three years ended December 31, 2007, 2006 and 2005. In lieu of cash compensation, the company granted the co-chairmen stock option grants that are immediately exercisable upon grant and have a term of ten years. These grants to the co-chairmen totaled 400,000 options at $12.23 per share in January 2007, 500,000 options at $19.85 per share in January 2006 and 500,000 options at $16.645 per share in January 2005.

Name	Options	Vesting Date

Mr. Moffett	31,250	02/02/08
	50,000	01/31/08
	50,000	01/31/09
	50,000	01/30/08
	50,000	01/30/09
	50,000	01/30/10
	50,000	01/29/08
	50,000	01/29/09
	50,000	01/29/10
	50,000	01/29/11

Mr. Adkerson	25,000	02/02/08
	37,500	01/31/08
	37,500	01/31/09
	37,500	01/30/08
	37,500	01/30/09
	37,500	01/30/10
	37,500	01/29/08
	37,500	01/29/09
	37,500	01/29/10
	37,500	01/29/11

Mr. Kleinert	18,750	02/02/08
	13,125	01/31/08
	13,125	01/31/09
	5,625	01/31/08
	5,625	01/31/09
	18,750	01/31/08
	18,750	01/31/09
	18,750	01/30/10
	18,750	01/29/08
	18,750	01/29/09
	18,750	01/29/10
	18,750	01/29/11

Name	Options	Vesting Date

Mr. Murrish	18,750	02/02/08
	5,625	01/31/08
	5,625	01/31/09
	13,125	01/31/08
	13,125	01/31/09
	18,750	01/30/08
	18,750	01/30/09
	18,750	01/30/10
	18,750	01/29/08
	18,750	01/29/09
	18,750	01/29/10
	18,750	01/29/11

Ms. Parmelee	8,750	02/02/08
	6,125	01/31/08
	6,125	01/31/09
	2,625	01/31/08
	2,625	01/31/09
	8,750	01/30/08
	8,750	01/30/09
	8,750	01/30/10
	8,750	01/29/08
	8,750	01/29/09
	8,750	01/29/10
	8,750	01/29/11

(2)	Except as noted below, the exercise price of each outstanding stock option reflected in this table was determined by reference to the average of the high and low quoted per share sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred or such greater price as determined by the corporate personnel committee. Effective January 29, 2007, the corporate personnel committee of our board of directors amended its policies to provide that the exercise price of an option shall not be less than the closing quoted per share sale price on the Composite Tape for New York Stock Exchange-Listed Stocks on the grant date or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred. Thus, the exercise price of the stock options expiring in January 2017 was determined by reference to the closing price of our common stock on the grant date.

Option Exercises and Stock Vested During 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise(1)	Acquired on Vesting	Vesting(1)

James R. Moffett	13,315	$24,926	—	$—
Richard C. Adkerson	13,315	23,727	—	—
Glenn A. Kleinert	148,995	877,233	—	—
C. Howard Murrish	13,315	22,795	4,167	50,837
Nancy D. Parmelee	666	1,349	—	—

(1)	For option awards, the amount realized is based on the difference between the closing sale price on the date of exercise and the exercise price of each option. For stock awards, the amount realized is based on the closing sale price on the date of vesting of the restricted stock units.

Retirement Benefit Programs

Nonqualified Defined Contribution Plan.  Our unfunded nonqualified defined contribution plan allows participants who earn over the qualified plan limits to contribute to such plan and to receive company contributions. The company contributes a percentage of eligible compensation (base salary plus 50% of bonus) in excess of qualified plan limits for each named executive officer (except for Messrs. Moffett and Adkerson). In addition, the company makes a contribution equal to 5% of the participant’s compensation above the qualified plan limit. Participants may also elect to contribute up to 20% of their base salary. Distribution is made in a lump sum as soon as practicable following separation from service or, if timely elected by the participant, on January 1 of the year following retirement, provided payment is not made to a “specified employee,” as defined in the Internal Revenue Code and related regulations, until more than six months after the date of separation from service or, if earlier, the date of death. The table below sets forth the unfunded balances under our nonqualified defined contribution plan as of December 31, 2007 for each named executive officer listed below. Messrs. Moffett and Adkerson participate in FCX’s nonqualified retirement benefit plan.

2007 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
Name	Fiscal Year(1)	Fiscal Year(2)	Fiscal Year(3)	Distributions	Year End(4)

Glenn A. Kleinert	$—	$39,250	$26,266	—	$382,339
C. Howard Murrish	15,500	33,950	42,998	—	688,987
Nancy D. Parmelee	—	45,018	54,843	—	890,667

(1)	The amounts reflected in this column are included in the “Salary” column for each named executive officer for 2007 reported in the “Summary Compensation Table.”

(2)	The amounts reflected in this column are included in the “All Other Compensation” column for each named executive officer for 2007 in the “Summary Compensation Table.”

(3)	Contributions made to a non-matched company contribution account are treated as if invested to provide a rate of interest equal to the rate for ten-year Treasury Notes, plus a percentage to be determined annually. The rate of interest was set in July 2000 to yield 10% each year, however monthly compounding is taken into consideration. At the time the rate of interest was set, 120% of the applicable federal long-term rate with monthly compounding was 7.44%. The difference between the actual earnings and 7.44% is considered preferential earnings. The portion of the 2007 aggregate earnings that are considered preferential earnings for Messrs. Kleinert and Murrish and Ms. Parmelee are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table” as follows: Mr. Kleinert — $7,131, Mr. Murrish — $9,259 and Ms. Parmelee — $6,672.

(4)	The following amounts reflected in this column for each named executive officer were included in the 2006 “Total” compensation for each named executive officer in the “Summary Compensation Table”: Mr. Kleinert — $45,439, Mr. Murrish — $58,118 and Ms. Parmelee — $62,584. The following amounts reflected in this column for each named executive officer were included in the 2005 “Total” compensation for each named executive officer in the “Summary Compensation Table”: Mr. Kleinert — $43,998, Mr. Murrish — $59,126 and Ms. Parmelee — $44,500.

Discontinued Cash-Balance Program.  Until June 30, 2000, both our company and the Services Company (see “Certain Transactions” for more detail about the Services Company) had a traditional defined-benefit program paying benefits determined primarily by the individual’s final average earnings and years of service. In 1996, this plan was converted to a cash-balance program. The cash-balance program consisted of two plans: a funded qualified plan and an unfunded nonqualified plan. The present value of the benefit earned by each participant under the nonqualified plan was transferred, effective June 30, 2000, to our unfunded nonqualified defined contribution plan. We formally terminated the qualified cash-balance plan, the Employee Retirement Plan, effective November 30, 2000. Distribution of plan assets has awaited IRS approval of the termination. Approval was delayed while the IRS developed a national policy regarding the conversion of traditional plans to the account balance type of design. Final approval was received by IRS letter dated April 14, 2008. We will contribute to the plan any amount needed to complete the funding of benefits. When distribution occurs, a participant will be able to elect to receive his or her benefit under the plan in the form of either an annuity contract issued by an insurance company, or in a single lump sum that can be transferred into another qualified plan (such as our ECAP) or an IRA, or received in cash subject to applicable tax withholdings. Messrs. Moffett and Adkerson participate in FCX’s qualified retirement plan.

2007 Pension Benefits

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

Glenn A. Kleinert	McMoRan Exploration Co. Employee Retirement Plan	1.5	$47,771	$3,866
C. Howard Murrish	McMoRan Exploration Co. Employee Retirement Plan	1.5	45,449	—
Nancy D. Parmelee	FM Services Company Employee Retirement Plan	27.5	434,771	—

Supplemental Retirement Benefit — Ms. Parmelee.  We have agreed to pay to Ms. Parmelee upon her retirement a supplemental nonqualified benefit. The unfunded benefit would have been $85,295 if paid as a lump sum as of December 31, 2007, or $2,045 per month if paid as a joint-and-50%-survivor annuity beginning December 31, 2007.

Audit Committee Report

The audit committee is currently comprised of four directors, all of whom are independent, as defined in the New York Stock Exchange’s listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities by monitoring (1) the company’s continuing development and performance of its system of financial reporting, auditing, internal controls and legal and regulatory compliance, (2) the operation and integrity of the system, (3) performance and qualifications of the company’s external and internal auditors and (4) the independence of the company’s external auditors.

We review the company’s financial reporting process on behalf of our board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the company’s independent auditor, respectively.

During 2007, management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee reviewed and discussed with management, the internal auditors and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of the company’s internal control over financial reporting as of December 31, 2007, both of which reports are included in the company’s annual report on Form 10-K for the year ended December 31, 2007.

Appointment of Independent Auditors; Financial Statement Review

In January 2007, in accordance with our charter, our audit committee appointed Ernst & Young LLP as the company’s independent auditors for 2007. We have reviewed and discussed the company’s audited financial statements for the year 2007 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.

We have received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with them their independence from the company and management. We have also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Public Company Accounting Oversight Board Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.

In addition, we have discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls they considered necessary to support their opinion on the financial statements for the year 2007, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the company’s annual report on Form 10-K for the year 2007.

Internal Audit

We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditors. In January 2007, in accordance with our charter, we appointed Deloitte & Touche LLP as the company’s internal auditors for 2007. We have discussed with Deloitte & Touche the scope of their audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting and other areas, any difficulties or disputes with management encountered during the course of their reviews, and other matters relating to the internal audit process. The internal auditors also met with us without management being present to discuss these matters.

Dated: April 18, 2008

Robert A. Day, Chairman	Gerald J. Ford	H. Devon Graham, Jr.	Suzanne T. Mestayer

Independent Auditors

Fees and Related Disclosures for Accounting Services

The following table discloses the fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years:

	2007	2006

Audit Fees	$1,110,000	$425,475
Audit-Related Fees(1)	244,485	60,300
Tax Fees	—	—
All Other Fees	—	—

(1)	Relates to services rendered in connection with acquisition related due diligence assistance and review of quarterly earnings press releases and management reports to the board of directors.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the external auditors. In accordance with that policy, the audit committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $30,000 may be pre-approved by the Chairperson of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the Chairperson during any fiscal quarter does not exceed $60,000.

At each regularly-scheduled audit committee meeting, management updates the audit committee on the scope and anticipated cost of (1) any service pre-approved by the Chairperson since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by the independent auditors. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the audit committee, and none of those services required use of the de minimus exception to pre-approval contained in the SEC’s rules.

Selection and Ratification of the Independent Auditors

In January 2008, our audit committee appointed Ernst & Young as our independent auditors for 2008. Our audit committee and board of directors seek stockholder ratification of the audit committee’s appointment of Ernst & Young to act as the independent auditors of our and our subsidiaries’ financial statements for the year 2008. If the stockholders do not ratify the appointment of Ernst & Young, our audit committee will reconsider this appointment. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Certain Transactions

Our Corporate Governance Guidelines provide that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the board of directors. Any such related party transactions will only be approved or ratified if the board determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the company, or otherwise create a conflict of interest that would be detrimental to the company. All of the transactions relating to our directors described below have been reviewed and approved or ratified by our board.

We are parties to a services agreement with FM Services Company (the Services Company), a wholly owned subsidiary of FCX, under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. The Services Company also provides these services to FCX. Several of our directors and executive officers also serve as directors or executive officers of FCX. In 2007, we incurred approximately $5.5 million of costs under the services agreement, and we expect our costs under the services agreement to approximate $5.7 million in 2008.

B. M. Rankin, Jr. and the Services Company are parties to an agreement under which Mr. Rankin renders services to us and FCX relating to finance, accounting and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2007, the Services Company paid Mr. Rankin $490,000 ($100,000 of which was allocated to us) pursuant to this agreement. During 2007, the cost to the Services Company (none of which was allocated to us) for Mr. Rankin’s personal use of company facilities was $29,700, medical expenses and tax gross-ups was $11,153, and reimbursement for a portion of his office rent and utilities and for the services of an executive secretary employed by the Services Company was $44,213. In addition, during 2007 the aggregate incremental cost to the Services Company (none of which was allocated to us) for Mr. Rankin’s personal use of fractionally owned company aircraft, which includes fuel, costs, excise taxes, the lost tax deduction for expenses that exceeded the amounts reported as income for Mr. Rankin and addition charges, was $208,418. Accordingly, the total received by Mr. Rankin during 2007 pursuant to this agreement was $783,484, of which $100,000 was allocated to us.

Proposal to Adopt the 2008 Stock Incentive Plan

Our board of directors unanimously approved, and recommends that our stockholders approve, the 2008 Stock Incentive Plan (the Plan), which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Reasons for the Proposal

We believe that our growth depends significantly upon the efforts of our officers, employees, directors and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Currently, there are approximately 29,000 shares of our common stock available for grant to our key personnel under our stock incentive plans. In addition, there are approximately 115,000 shares of our common stock available for grant to our non-management directors and advisory directors under our director plans in the form of stock options. So that we may continue to motivate and reward our key personnel and directors with stock-based awards at appropriate levels, our board believes it is important that we establish a new equity-based plan at this time.

Summary of the 2008 Stock Incentive Plan

Administration

The corporate personnel committee of our board of directors will generally administer the Plan and, except with respect to grants to non-management directors and advisory directors, has authority to make awards under the Plan and to set the terms of the awards. The corporate personnel committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan. The nominating and corporate governance committee of our board will have the authority to grant awards to non-management directors and advisory directors, to set the terms of those awards and to interpret and establish rules regarding non-management director and advisory director awards. The term “committee” is used in this section of the proxy statement to refer to both the corporate personnel committee and the nominating and corporate governance committee in their administrative roles.

Eligible Participants

The following persons are eligible to participate in the Plan:

•	our officers (including non-employee officers and officers who are also directors) and employees;

•	officers and employees of existing or future subsidiaries;

•	officers and employees of any entity with which we have contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

•	consultants and advisers who provide services to us or a subsidiary;

•	any person who has agreed in writing to become an eligible participant within 30 days; and

•	non-management directors and advisory directors.

A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to certain limitations. It is anticipated that the committee’s determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual’s present and potential contributions to our success. The number of employees, consultants and executive, management and legal service providers eligible to receive awards under the plan is approximately 81 persons, consisting of 13 officers and 65 employees of our company and the Services Company and 3 consultants. In addition, we currently have 8 non-management directors and advisory directors eligible to receive awards under the plan.

Awards to Non-Management Directors and Advisory Directors

We maintain two incentive plans pursuant to which shares of our common stock are granted to our non-management directors and advisory directors. Pursuant to the terms of these plans, our non-management directors and advisory directors are automatically granted stock options relating to 3,500 shares of our common stock on June 1st of each year. If the Plan is approved by our stockholders, our non-management directors and advisory directors will continue to receive the June 1st automatic grants of stock options under our prior plans, and the nominating and corporate governance committee will have discretion to make additional equity-based grants to our non-management directors and advisory directors as it deems appropriate.

Number of Shares

The maximum number of shares of our common stock with respect to which awards may be granted under the 2008 Stock Incentive Plan is 5,500,000, or as of the record date, 9.90% of our outstanding common stock, and approximately 5.69% of our fully diluted outstanding common stock (assuming conversion of all outstanding convertible securities, exercise of all outstanding warrants and options and vesting of all outstanding restricted stock units). Our current diluted outstanding common stock includes 20,866,894 shares issuable upon conversion of our 6.75% mandatory convertible preferred stock, 4,846,524 shares issuable upon conversion of our 6% convertible senior notes and 6,938,157 shares issuable upon conversion of our 5 1/4 convertible senior notes.

Awards that may be paid only in cash will not be counted against this share limit. No individual may receive in any year awards under this plan that relate to more than 500,000 shares of our common stock, except that non-management directors and advisory directors may not receive awards under this plan that relate to more than 50,000 shares of our common stock in any calendar year. Further, the maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year shall be $5 million.

Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 5,500,000 shares. The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 1,650,000 shares, of which only 275,000 may be issued without compliance with certain minimum vesting requirements. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

On April 15, 2008, the closing price on the New York Stock Exchange of a share of our common stock was $22.43.

Types of Awards

Stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the Plan in the discretion of the committee, each of which is described below.

Stock Options and Stock Appreciation Rights.  Stock options granted under this plan may be either nonqualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award if permitted by Section 409A of the Internal Revenue Code.

The committee has discretion to fix the exercise or grant price of stock options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right granted in conjunction with an outstanding award if permitted by Section 409A of the Internal Revenue Code). This limitation on the committee’s discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option or a stock appreciation right have a term exceeding 10 years. This plan prohibits the reduction in the exercise price of stock options without stockholder approval except for certain adjustments described below.

The option exercise price may be paid:

•	in cash or cash equivalent;

•	in shares of our common stock;

•	through a “cashless” exercise arrangement with a broker approved in advance by the company;

•	if approved by the committee, through a “net exercise,” whereby shares of common stock equal in value to the aggregate exercise price or less are withheld from the issuance; or

•	in any other manner authorized by the committee.

Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

Restricted Stock.  The committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. Except for restricted stock granted to non-management directors and advisory directors and certain other limited exceptions, a restricted period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant’s agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.

Restricted Stock Units and Other Stock-Based Awards.  The committee may also grant participants awards of restricted stock units, as well as awards of our common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The committee has discretion to determine the participants to whom restricted stock units or Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. Except for restricted stock units and Other Stock-Based Awards granted to non- management directors and advisory directors and certain other limited exceptions, a vesting period of at least three years is required, with incremental vesting permitted during the three-year period, except that if the vesting is subject to the attainment of performance goals, the vesting period may be one year or more with incremental vesting permitted. The terms of the restricted stock units and the Other Stock-Based Awards will be subject to the rules and regulations that the committee determines, and may include the right to receive currently or on a deferred basis dividends or dividend equivalents.

Performance-Based Compensation under Section 162(m)

Stock options and stock appreciation rights, if granted in accordance with the terms of the Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock, restricted stock units and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, return on cash flow, cash flow per equivalent barrel, findings costs per equivalent barrel, or increase in production, of the company, a division of the company or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the committee, relative to internal goals, or relative to levels attained in prior years. If an award of restricted stock, restricted stock units or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the committee may provide that all or a portion of the stock options, restricted stock, restricted stock units and Other Stock-Based Awards will automatically vest.

The committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the Plan.

Adjustments

If the committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, stock split, reverse stock split, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the Plan, then the committee shall:

•	make equitable adjustments in

•	the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

•	the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

•	if appropriate, provide for the payment of cash to a participant.

The committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination

The Plan may be amended or terminated at any time by the board of directors, except that no amendment may materially impair an award previously granted without the consent of the recipient and no amendment may be made without stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under this plan;

•	increase the number of shares of our common stock that may be issued under this plan;

•	materially expand the classes of persons eligible to participate in this plan;

•	expand the types of awards available under the plan;

•	materially extend the terms of the plan;

•	materially change the method of determining the exercise price of options or the grant price of stock appreciation rights; or

•	permit a reduction in the exercise price of options.

Unless terminated sooner, no awards will be made under the Plan after June 5, 2018.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options

A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a nonqualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a nonqualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock

Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units

A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights

Generally, a participant who is granted a stock appreciation right under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards

Generally, a participant who is granted an Other Stock-Based Award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A

If any award constitutes nonqualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change in Control

If, upon a change in control of our company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Payment of Withholding Taxes

We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Equity Compensation Plan Information

The following table presents information as of December 31, 2007, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation. In addition to the Plan, which is subject to approval of the stockholders at the meeting, we currently have eight additional equity plans with currently outstanding awards: the Adjusted Stock Award Plan, the 1998 Stock Option Plan, the 2000 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2003 Stock Incentive Plan, the 2005 Stock Incentive Plan, the 1998 Stock Option Plan for Non-Employee Directors, and the 2004 Director Compensation Plan.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,816,100 (1)	$14.96	141,761 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	7,816,100 (1)	$14.96	141,761 (2)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon (a) the vesting of 37,000 restricted stock units and (b) the termination of deferrals with respect to 25,000 restricted stock units that were vested as of December 31, 2007. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2007, there were 10,875 shares remaining available for future issuance under the 1998 Stock Option Plan, all of which could be issued under the terms of the plan (a) upon the exercise of options, stock appreciation rights and limited rights, or (b) in the form of “other stock-based” awards, which awards are valued in whole or in part on the value of the shares of common stock. In addition, there were 1,500 shares remaining available for future issuance under the 2000 Stock Incentive Plan, all of which could be issued under the respective terms of the plans (a) upon the exercise of options, stock appreciation rights and limited rights, or (b) in the form of restricted stock or “other stock-based” awards. There were also 14,000 shares remaining available for future issuance under the 2005 Stock Incentive Plan, all of which could be issued under the terms of the plan upon the exercise of options, stock appreciation rights and limited rights. Finally, there were also 115,386 shares remaining available for future issuance to our non-management directors and advisory directors under the 2004 Director Compensation Plan and the 1998 Stock Option Plan for Non-Employee Directors.

Awards Granted

The grant of awards under the 2008 Stock Incentive Plan is entirely in the discretion of the committee. As of the date of this proxy statement, we have granted nonqualified stock options pertaining to

1,678,500 shares of common stock to the following people under the 2008 Stock Incentive Plan, subject to the approval of the 2008 Stock Incentive Plan by our stockholders at the meeting:

No. of
Recipient	Options Granted(1)

Named Executive Officers:
James R. Moffett,	450,000
Co-Chairman
Richard C. Adkerson,	300,000
Co-Chairman
Glenn A Kleinert,	75,000
President and Chief Executive Officer
C. Howard Murrish,	75,000
Executive Vice President
Nancy D. Parmelee,	55,000

Senior Vice President, Chief Financial Officer and Secretary
All current executive officers as a group	1,085,000
All employees, including all current officers who are not executive officers, as a group	593,500 (2)

Total Granted	1,678,500

(1)	Except as otherwise indicated, these options were granted on January 28, 2008 and have a ten-year term and an exercise price of $15.04, the fair market value on the grant date. The options will be exercisable over a four-year period, except that options relating to 250,000 shares for Mr. Moffett, 150,000 shares for Mr. Adkerson and 45,000 shares for another executive officer will be immediately exercisable.

(2)	This amount includes 16,000 nonqualified stock options granted to consultants.

Vote Required for Approval of the 2008 Stock Incentive Plan

Under our by-laws and New York Stock Exchange Rules, approval of the 2008 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date. For the purposes of approving this proposal under the NYSE rules, abstentions and broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such abstentions and broker non-votes result in a failure to obtain total votes cast on the proposal representing more than 50% of all shares of our common stock entitled to vote on the proposal).

Our board of directors unanimously recommends a vote FOR this proposal.

Annex A

McMoRan EXPLORATION CO.
2008 STOCK INCENTIVE PLAN

SECTION 1

Purpose.  The purpose of the McMoRan Exploration Co. 2008 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to attract, retain and motivate key employees, officers and directors of the Company and consultants and advisers to the Company and to strengthen the mutuality of interests among such persons and the Company’s stockholders.

SECTION 2

Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” refers to the Corporate Personnel Committee of the Board, the Nominating and Corporate Governance Committee of the Board, or both committees, as the context indicates.

“Common Stock” shall mean shares of common stock, par value $0.01 per share, of the Company.

“Company” shall mean McMoRan Exploration Co.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement, (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person’s first Award under the Plan, and (vi) Outside Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company, and shall include advisory directors to the Board.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

SECTION 3

(a) Administration. The Plan shall generally be administered by the Corporate Personnel Committee. The Nominating and Corporate Governance Committee of the Board shall administer the Plan with respect to grants to Outside Directors. Members of the Corporate Personnel Committee and the Nominating and Corporate Governance Committee shall qualify as “non-employee directors” under Rule 16b-3 under the 1934 Act. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Nominating and Corporate Governance Committee (with respect to Outside Directors) and the Corporate Personnel Committee (with respect to all other Eligible Individuals) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the applicable Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

(b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(b) shall be equal to the fair market value of the underlying Shares on the date of grant.

SECTION 4

Eligibility.  Any Eligible Individual shall be eligible to be granted an Award.

SECTION 5

(a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 5,500,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 5,500,000 Shares.

(C) Subject to the other provisions of this Section 5(a):

(1) the maximum number of Shares with respect to which Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 1,650,000 Shares; and

(2) up to 275,000 Shares may be issued pursuant to Awards to employees, consultants or advisers in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards payable in Shares without compliance with the minimum vesting periods set forth in Sections 8(b), 9(b), and 10(b), respectively. If (x) Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is granted with a minimum vesting period of at least three years or a minimum vesting period of at least one year, subject to the attainment of specific performance goals, and (y) the vesting of such Award is accelerated in accordance with Section 12(a) hereof as a result of the Participant’s death, retirement or other termination of employment or cessation of consulting or advisory services to the Company, or a change in control of the Company, such Shares shall not count against the 275,000 limitation described herein.

(D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(F) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any calendar year shall be $5 million.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Individual Limits. The maximum number of Shares of Common Stock that may be covered by Awards granted under the Plan to any Outside Director during a calendar year shall be 50,000 Shares, and the maximum number of Shares of Common Stock that may be covered by Awards granted under the Plan to other Participants during a calendar year shall be 500,000 Shares.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units or an Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which Restricted Stock, Restricted Stock Units and Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, cash provided by operating activities, increase in cash flow, return on cash flow, cash flow per equivalent barrel, finding costs per equivalent barrel, or increase in production of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required under Section 162(m).

SECTION 6

(a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

(b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

(c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) as of the effective date of such exercise; (iii) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (iv) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of shares of Common Stock with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the shares of Common Stock subject to the Option; or (v) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

SECTION 7

(a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

(b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. The Committee shall determine at the time of grant of a Stock Appreciation Right whether it shall be settled in cash, Shares or a combination of cash and Shares.

SECTION 8

(a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except for Restricted Stock granted to Outside Directors, Restricted Stock that vests based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the McMoRan Exploration Co. 2008 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by McMoRan Exploration Co. Copies of the Plan and the notice of grant are on file at the principal office of McMoRan Exploration Co.

Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

(d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

(e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

(f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

(g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9

(a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of Restricted Stock Units and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock Units is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock Units may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of Restricted Stock Units is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period. At the time that an Award of Restricted Stock Units is made, the Committee shall establish a period of time during which the Restricted Stock Units shall vest (the “Vesting Period”). Each Award of Restricted Stock may have a different Vesting Period. Except for Restricted Stock Units granted to Outside Directors, Restricted Stock Units that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a Vesting Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a Vesting Period of at least one year with incremental vesting is permitted. The expiration of the Vesting Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions may be imposed in the Award Agreement, each Participant receiving Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as Shares are issued to the Participant.

SECTION 10

(a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award”, which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) Limitations. Except for Other Stock-Based Awards granted to Outside Directors, Other Stock-Based Awards that vest based on the attainment of performance goals, and except as provided in Section 5(a)(i)(C)(2), a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year with incremental vesting is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

SECTION 11

(a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (a) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (b) materially increase the benefits accruing to Participants under the Plan, (c) materially expand the classes of persons eligible to participate in the Plan, (d) expand the types of Awards available for grant under the Plan, (e) materially extend the term of the Plan, (f) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (g) amend Section 11(c) to permit a reduction in the exercise price of Options; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options granted under the Plan or (ii) permit an outstanding Option with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

SECTION 12

(a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

(b) Withholding.  (i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

(c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

(d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.

(l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

(m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 13

Term of the Plan.  Subject to Section 11(a), no Awards may be granted under the Plan after June 5, 2018, which is ten years after the date the Plan was approved by the Company’s stockholders; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

MCMORAN EXPLORATION CO. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders, June 5, 2008 The undersigned hereby appoints James R. Moffett, Richard C. Adkerson and Kathleen L. Quirk, each or any of them, as proxies, with full power of substitution, to vote the shares of the undersigned in McMoRan Exploration Co. at the Annual Meeting of Stockholders to be held on Thursday, June 5, 2008, at 11:30 a.m., and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this card, (2) as the Board of Directors recom mends where you do not specify your vote on a matter listed on the back of this card, and (3) as the proxies decide on any other matter. If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE (continued on reverse side) FOLD AND DETACH HERE

Please mark your votes as indicated in this example The Board of Directors recommends a vote FOR Items 1, 2 and 3 below: FOR WITHHOLD FOR AGAINST ABSTAIN X Item 1 – Election of seven directors. Item 3 – Approval of the proposed 2008 Stock Incentive Plan. Nominees are: Richard C. Adkerson Suzanne T. Mestayer Robert A. Day James R. Moffett Gerald J. Ford B. M. Rankin, Jr. H. Devon Graham, Jr. FOR, except withhold vote from following nominee(s): ___ FOR AGAINST ABSTAIN Item 2 – Rati.cation of appointment of Ernst & Young LLP as independent auditors. Signature(s) ___Dated: ___, 2008 You may specify your votes by marking the appropriate box on this side.You need not mark any box, however, if you wish to vote all items in accordance with the Board of Directors’recommendation. If your votes are not speci.ed, this proxy will be voted FOR Items 1, 2 and 3. MCMORAN EXPLORATION CO. OFFERS STOCKHOLDERS OF RECORD TWO WAYS TO VOTE YOUR PROXY Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card.We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week. INTERNET VOTING VOTING BY MAIL Visit the Internet voting website at Simply sign and date your proxy card and http://www.ivselection.com/explor08. Have this return it in the postage-paid envelope to proxy card ready and follow the instructions on Secretary, McMoRan Exploration Co., P.O. your screen. You will incur only your usual Box 17149, Wilmington, Delaware 19885-9809. Internet charges. Available 24 hours a day, 7 If you are voting by Internet, please do not mail days a week until 11:59 p.m. Eastern Standard your proxy card. Time on June 4, 2008. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2008. This proxy statement and the 2007 annual report are available at http://www.proxymaterial.com/mmr.